Exhibit 99.1

electroCore Provides Preliminary Full-Year 2025 Business Update;

Expects ~26% Revenue Growth to ~$31.8–$32.0 Million

●	Record revenue of approximately $31.8 - $32.0 million for full-year 2025 and approximately $9.0 - $9.2 million for the three months ended December 31, 2025
●	Revenue growth of approximately 26% over full-year 2024
●	Cash, cash equivalents, and marketable securities (“Total Cash”) balance of approximately $11.6 million as of December 31, 2025

ROCKAWAY, N.J., January 20, 2026 (GLOBE NEWSWIRE) — electroCore, Inc. (Nasdaq: ECOR) (“electroCore” or the “Company”), a bioelectronic technology company, today provided select unaudited preliminary financial guidance for the full year and fourth quarter of 2025.

Financial Guidance

Preliminary unaudited financial guidance for the full year and fourth quarter of 2025:

Revenue: The Company anticipates reporting record full year 2025 revenue of approximately $31.8 - $32.0 million. This would represent approximately 26% growth over full-year 2024 revenue of $25.2 million. Fourth quarter 2025 revenue is anticipated to be approximately $9.0 - $9.2 million, which would represent approximately 30% growth over fourth quarter of 2024.

Cash Position: The Company ended 2025 with approximately $11.6 million of Total Cash compared to approximately $13.2 million as of September 30, 2025.

The Company intends to provide a detailed operational and financial update during its fourth quarter and full-year 2025 earnings call in March 2026.

About electroCore, Inc.

electroCore, Inc. is a bioelectronic technology company whose mission is to improve health and quality of life through innovative non-invasive bioelectronic technologies. The Company’s two leading prescription products, gammaCore® non-invasive vagus nerve stimulation (nVNS) and Quell® neurostimulator, treat chronic pain syndromes through non-invasive neuromodulation technology. Additionally, the company commercializes its handheld, and personal use Truvaga™ and TAC-STIM™ nVNS products utilizing bioelectronic technologies to promote general wellness and human performance.

For more information, visit www.electrocore.com.

Forward-Looking Statements

This press release and other written and oral statements made by representatives of electroCore may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about revenue expectations for the full-year and fourth quarter of 2025; cash position as of the year ended 2025, electroCore’s business prospects and clinical and product development plans; its pipeline or potential markets for its technologies; the timing, outcome and impact of regulatory, clinical and commercial developments; business prospects around its prescription gammaCore and Quell Fibromyalgia devices, health and wellness products, Truvaga, and other new products and markets, and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “believes,” “intends,” and other words of similar meaning, derivations of such words and the use of future dates. Preliminary business results and financial position are subject to change, possibly materially, as we complete our Annual Report on Form 10-K for the year ended Dec. 31, 2025. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue electroCore’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize gammaCore™, Quell Fibromyalgia, TAC-STIM, and Truvaga, electroCore’s results of operations and financial performance, macroeconomic factors including, but not limited to, inflation and currency fluctuations, competition in the industry in which electroCore operates and overall economic and market conditions. Any forward-looking statements are made as of the date of this press release, and electroCore assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents electroCore files with the SEC available at www.sec.gov.

Contact:

ECOR Investor Relations

(973) 302-9253

investors@electrocore.com